Exhibit 99.1

Care.com Announces Second Quarter 2014 Financial Results

Membership growth drives record revenue; Citrus Lane acquisition enhances largest care platform for families

Waltham, MA - July 31, 2014 - Care.com, Inc. (NYSE: CRCM), the world's largest online care destination for finding and managing family care, today announced financial results for the second quarter ended on June 28, 2014.

•	Total members grew to 11.8 million at the end of Q2, representing 44% growth over the second quarter 2013.

•	Second quarter revenue was $25.8 million, an increase of 35% over the second quarter of 2013.

•	Acquired Citrus Lane, the leading social commerce platform designed for Moms to drive overall engagement and lifetime value across the Care.com matching and payments membership base.

•	Introduced the Big Tent by Care.com mobile app as the first step towards the Company’s “Care.com Everyday” strategy, focused on driving daily engagement across all Care.com properties.

“We continued to drive strong revenue and membership growth in our matching and payments businesses during the second quarter while making good progress towards reaching our profitability targets for these core businesses in 2014,” said Sheila Lirio Marcelo, Founder and CEO of Care.com. “In the second half, we plan to further optimize our marketing spend by driving organic growth with robust mom communities.  We call this our ‘Care.com Everyday’ strategy -- our goal to provide multiple ways for families to find and manage care and connect with their communities on a daily basis -through Care.com, Citrus Lane and through our new BigTent mobile app.”

Financial Results

•	Revenue for the second quarter was $25.8 million, a 35% increase from $19.1 million in the second quarter of 2013.

•	US consumer matching revenue totaled $19.1 million in Q2, a 30% increase from $14.6 million in the second quarter 2013.

•	Payments revenue totaled $3.3 million in the second quarter, a 35% increase from $2.5 million in the second quarter of 2013.

•	Other revenue totaled $3.4 million in Q2, a 68% increase from $2.0 million in the second quarter of 2013.

•
Net loss for the second quarter 2014 was $9.9 million, compared to net loss of $6.1 million in the second quarter of 2013. Net loss for the second quarter included $575 thousand in transaction costs related to the acquisition of Citrus Lane.

•	Adjusted EBITDA was a loss of $6.6 million in the second quarter 2014, compared to an adjusted EBITDA loss of $3.6 million in the second quarter of 2013.

•
GAAP EPS was $(0.32) in the second quarter. Q2 GAAP EPS was based on 31.0 million weighted average basic shares outstanding. GAAP EPS was impacted by $(0.02) as a result of transaction costs related to the acquisition of Citrus Lane.

•	Non-GAAP EPS was $(0.27) in the second quarter. Non-GAAP EPS excludes the impact of non-cash stock based compensation and non-recurring items, such as M&A.

•	The Company ended the quarter with $113.4 million in cash and cash equivalents.

Business Highlights

•
Our total members grew 44% to 11.8 million at the end of Q2, compared to 8.2 million in Q2, 2013. Total families grew 48% to 6.4 million at the end of Q2 and total caregivers grew 40% to 5.4 million at the end of Q2.

•	Q2 2014 U.S. Matching end of period paying members grew to 192 thousand, a 28% increase over last year.

•	Q2 2014 payment members grew to 13 thousand, a 28% increase over Q2 2013.

•	Average monthly unique visitors grew to 6.3 million, an 8% increase over Q1, with more than 50% of visitors via mobile device.

•	Unpaid traffic accelerated as we expanded our SEO footprint, resulting in a 39% increase in organic search traffic over Q1, and an 85% increase over Q2 of last year.

•
In July, we acquired Citrus Lane, the largest social commerce platform designed for moms, with 400 thousand members and 45 thousand monthly paying subscribers. Citrus Lane’s highly engaged community is a natural extension of the Care.com marketplace, and brings significant opportunities to drive higher LTV across our membership base.

•
We are announcing today our launch of the Big Tent mobile app by Care.com. We acquired this hosted community platform in 2013. Big Tent is becoming the core of Care.com’s community offering, and we expect it to drive daily engagement across all properties.

We have made important additions to our leadership, adding depth and targeted expertise to our team. Mauria Finley, Founder and CEO of Citrus Lane, whose career as a product innovator has included tenures at eBay, PayPal, AOL and Netscape, has been named SVP, GM of Citrus Lane, and Caroline Sheu, formerly head of global marketing at Disney Interactive and Sony Interactive has joined us as Care.com’s Chief Marketing Officer. Caroline’s extensive experience includes launching numerous #1 iPhone apps for Disney as well as digital content across Sony’s various channels.

Financial Expectations

	Q3 2014			Full Year 2014
Revenue
Base Care.com	$29.0	-	$30.0	$109.0	-	$112.0
Citrus Lane Impact	2.0	-	3.0	5.0	-	7.0
Consolidated	$31.0	-	$33.0	$114.0	-	$119.0

Adjusted EBITDA
Base Care.com	$(9.0)	-	$8.0	$(23.0)	-	$(20.0)
Citrus Lane Impact	(2.5)	-	1.5	(3.5)	-	(2.5)
Consolidated	$(11.5)	-	$9.5	$(26.5)	-	$(22.5)

Non GAAP EPS
Base Care.com	$(0.35)	-	$(0.31)	$(1.01)	-	$(0.91)
Citrus Lane Impact	(0.09)	-	(0.06)	(0.16)	-	(0.13)
Consolidated	$(0.44)	-	$(0.37)	$(1.17)	-	$(1.04)

Weighted average basic shares	31.7		31.7	29.2		29.2

Figures in millions except for GAAP EPS and Non GAAP EPS
Non-GAAP EPS based on weighted average basic shares

Note: Expectations include Impact of Citrus Lane for July 18-December 28

Earnings Teleconference Information

The Company will discuss its second quarter 2014 financial results during a teleconference today, July 31, 2014, at 8:00 AM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (international), conference ID# 13586631. The call will also be broadcast simultaneously at http://investors.care.com. Following the completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (international), conference ID # 13586631. The telephone replay will be available from 11:00 AM ET July 31 through 11:59 PM ET August 7, 2014. Additional investor information can be accessed at http://www.care.com

About Care.com

Care.com (NYSE: CRCM) is the world’s largest online destination for finding and managing family care. As of June 2014, the Company had 11.8 million members spanning 16 countries, including the United States, the United Kingdom, Canada and parts of Western Europe. Care.com’s web and mobile platforms enable families to connect to care providers and caregiving services in a reliable and easy way, while also helping care providers find meaningful work. Through its consumer matching platform, tools and resources, Care.com allows families to make more informed hiring decisions. The Company also enables families to pay caregivers electronically online or via mobile device and also subscribe to Care.com HomePay to manage their household payroll and tax matters. As a further extension of its marketplace for families, Care.com also sells curated products for children, through Citrus Lane, the leading social commerce platform designed for moms. In addition, Care.com serves hundreds of thousands of families whose employers provide access to Care.com’s consumer matching platform, as well as backup dependent care, as a corporate benefit through the company’s Workplace Solutions unit.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding new and future product offerings and the anticipated effect of such offerings, expectations regarding driving higher levels of member engagement and increased lifetime value of members, and the Company’s financial guidance for the third quarter of 2014 and full year 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our member acquisition costs, our execution of our plans and strategies, including with respect to our mobile community-based products, features and offerings, and our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net loss and non-GAAP earnings per share (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented adjusted EBITDA, non-GAAP net loss and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as net loss, plus: federal, state and franchise taxes, other expense, net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net loss as net loss, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. We define non-GAAP EPS as non-GAAP net loss divided by weighted basic shares outstanding.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Contacts:

Investor Relations:
Denise Garcia
ICR, Inc.
(781) 795-7244
investors@care.com

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	June 28, 2014	December 28, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	113,398	$29,959
Restricted cash	538	246
Accounts receivable (net of allowance of $0 and $56, respectively)	2,218	1,609
Unbilled accounts receivable	3,098	2,477
Prepaid expenses and other current assets	2,993	1,731
Total current assets	122,245	36,022
Property and equipment, net	1,606	1,553
Intangible assets, net	9,279	11,418
Goodwill	62,957	62,686
Other non-current assets	$145	2,150
Total assets	$196,232	$113,829

Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$3,427	$2,031
Accrued expenses and other current liabilities	13,301	7,023
Current contingent acquisition consideration	2,690	5,463
Deferred revenue	10,913	8,304
Total current liabilities	30,331	22,821
Contingent acquisition consideration	—	5,166
Deferred tax liability	1,795	1,112
Other non-current liabilities	374	785
Total liabilities	32,500	29,884

Redeemable convertible preferred stock, $0.01 par value; 22,632 shares authorized at December 28, 2013; 21,299 shares issued and outstanding at December 28, 2013; aggregate liquidation value of $161,666 as of December 28, 2013	—	152,251

Stockholders' equity (deficit)
Preferred stock, $0.01 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 30,985 and 3,197 shares issued and outstanding as of June 28, 2014 and December 28, 2013, respectively	31	3
Additional paid-in capital	267,147	9,311
Accumulated deficit	(104,986)	(79,563)
Accumulated other comprehensive income	1,540	1,943
Total stockholders' equity (deficit)	163,732	(68,306)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$196,232	$113,829

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 28, 2014	June 30, 2013	June 28, 2014	June 30, 2013
	(unaudited)		(unaudited)

Revenue	$25,836	$19,133	$51,107	$37,295
Cost of revenue	5,713	4,607	11,484	8,834
Operating expenses:
Selling and marketing	18,022	12,329	38,471	25,262
Research and development	4,078	2,890	8,142	5,557
General and administrative	6,588	4,156	12,820	7,857
Depreciation and amortization	1,068	1,057	2,136	2,076
Total operating expenses	29,756	20,432	61,569	40,752
Operating loss	(9,633)	(5,906)	(21,946)	(12,291)
Other income (expense), net	67	10	(2,679)	(117)
Loss before income taxes	(9,566)	(5,896)	(24,625)	(12,408)
Provision for income taxes	309	218	794	525
Net loss	(9,875)	(6,114)	(25,419)	(12,933)
Accretion of preferred stock	—	(14)	(4)	(28)
Net loss attributable to common stockholders	$(9,875)	$(6,128)	$(25,423)	$(12,961)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.32)	$(2.08)	$(0.96)	$(4.45)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	30,980	2,941	26,439	2,915

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Six Months Ended
	June 28, 2014	June 30, 2013
	(unaudited)
Cash flows from operating activities
Net loss	(25,419)	(12,933)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,082	718
Depreciation and amortization	2,520	3,366
Deferred taxes	672	496
Contingent consideration expense	147	276
Change in fair value of contingent consideration payable in preferred stock	2,258	—
Change in fair value of stock warrants	606	(6)
Changes in operating assets and liabilities, net of effects from acquisitions:
Restricted cash	(449)	26
Accounts receivable	(611)	(515)
Unbilled accounts receivable	(622)	(277)
Prepaid expenses and other current assets	(808)	(36)
Other non-current assets	(5)	5
Accounts payable	1,540	2,210
Accrued expenses and other current liabilities	6,671	2,165
Deferred revenue	2,613	1,363
Other non-current liabilities	(36)	(18)
Net cash used in operating activities	(8,841)	(3,160)

Cash flows from investing activities
Purchases of property and equipment	(400)	(935)
Payments for acquisitions, net of cash acquired	(489)	(398)
Cash withheld for purchase consideration	(73)	—
Net cash used in investing activities	(962)	(1,333)

Cash flows from financing activities
Net proceeds from issuance of common stock upon initial public offering	96,011	—
Proceeds from the issuance of common stock	245	196
Payments for deferred offering costs	—	—
Payments of contingent consideration previously established in purchase accounting	(2,845)	—
Net cash provided by financing activities	93,411	196

Effect of exchange rate changes on cash and cash equivalents	(169)	103
Net increase (decrease) in cash and cash equivalents	83,439	(4,194)
Cash and cash equivalents, beginning of the period	29,959	44,776
Cash and cash equivalents, end of the period	$113,398	$40,582

Care.com, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 30, 2013	June 28, 2014	June 30, 2013
	(unaudited)		(unaudited)

Net loss	$(9,875)	$(6,114)	$(25,419)	$(12,933)
Federal, state and franchise taxes	439	218	972	525
Other expense, net	(67)	(10)	2,679	117
Depreciation and amortization	1,259	1,700	2,520	3,366

EBITDA	(8,244)	(4,206)	(19,248)	(8,925)

Stock-based compensation	983	421	2,082	718
Accretion of contingent consideration	74	141	147	276
Merger and acquisition related costs	575	—	652	—
IPO related costs	10	—	164	—

Adjusted EBITDA	$(6,602)	$(3,644)	$(16,203)	$(7,931)

Care.com, Inc.
Reconciliation of Non-GAAP Net Loss
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 28, 2014	June 30, 2013	June 28, 2014	June 30, 2013
	(unaudited)		(unaudited)

Net loss	$(9,875)	$(6,114)	$(25,419)	$(12,933)

Stock-based compensation	983	421	2,082	718
Accretion of contingent consideration	74	141	147	276
Merger and acquisition related costs	575	—	652	—
IPO related costs	10	—	164	—
Preferred stock and warrant valuation adjustments	—	(6)	2,864	(6)

Non-GAAP net loss	$(8,233)	$(5,558)	$(19,510)	$(11,945)

Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.27)	$(1.89)	$(0.74)	$(4.10)
Weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	30,980	2,941	26,439	2,915

Care.com, Inc.
Supplemental Data
(in thousands)
	Fiscal Quarter Ended
	June 28, 2014	June 30, 2013
Total members*	11,826	8,211
Total families*	6,437	4,354
Total caregivers*	5,389	3,857

Paying members - US Matching	192	150
Paying members - Payments	13	10

* data is cumulative as of the end of the respective period

	Fiscal Quarter Ended
	June 28, 2014	June 30, 2013
Monthly Average Revenue per Member
US Matching	$34	$33
Payments	$88	$83